Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. (the “Company”) on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, José Guillermo Zozaya Delano, President and Executive Representative of the Company, certify, pursuant § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ José Guillermo Zozaya Delano
President and Executive Representative
August 8, 2006
A signed original of this written statement required by Section 906 has been provided to Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and will be retained by Grupo Transportación Ferroviaria Mexicana, S.A. de C.V. and furnished to the Securities and Exchange Commission or its staff upon request.